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                                                                    EXHIBIT 23.A


                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-44806) of BW/IP, Inc. of our report dated February 14, 1995 appearing on page 38 of the Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page F-2 of this Form 10-K.




PRICE WATERHOUSE LLP


Los Angeles, California
March 30, 1995